EXHIBIT 23.4


                            DeGolyer and MacNaughton
                                One Energy Square
                               Dallas, Texas 75206

                                 August 16, 1996

Triton Energy Limited
Caledonian House
Mary Street, P.O. Box 1043
George Town
Grand Cayman, Cayman Islands

Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas 75206

Gentlemen:

     We hereby consent to (i) the incorporation by reference from Triton Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K"), and the inclusion in the Registration Statement of Triton Energy Limited and Triton Energy Corporation (the "Companies") on Form S-3 relating to an offering of the Companies' securities of certain data from our report dated February 12, 1996, entitled "Appraisal Report as of December 31, 1995 on Certain Properties in Colombia owned by Triton Colombia Incorporated" under the caption "Properties-Reserves" in Item 2 of the Form 10-K and (ii) the specific references to our firm under such caption in the Form 10-K and under the caption "Experts" in such Registration Statement.

                                           Very truly yours,

                                           /s/ DeGolyer and MacNaughton

                                           DeGOLYER and MacNAUGHTON